HANSEN, BARNETT & MAXWELL

A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
AND BUSINESS CONSULTANTS

5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801)532-7944
www.hbmcpas.com

November 11, 2005

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington D.C. 20549

To Whom It May Concern:

We have read Item 4.01 to form 8-K dated November 11, 2005 of Greens Worldwide Incorporated and are in agreement with the statements contained in 4.01(a) to 4.01(c). We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

Very truly yours,

/s/ Hansen, Barnett & Maxwell

Hansen, Barnett & Maxwell